Exhibit h(ix) under Form N-1A
                                            Exhibit 10 under Item 601/Reg. S-K

                         FUND PARTICIPATION AGREEMENT

      This AGREEMENT is made this 1st day of May, 2004, by and among Nationwide Life Insurance Company and Nationwide Life and Annuity Insurance Company (collectively, the "Insurer"), stock life insurance companies domiciled in Ohio, on their behalf and on behalf of the separate accounts of the Insurer listed on Exhibit A to this Agreement (the "Separate Accounts"); the Huntington VA Funds (the "Fund" or "Funds"), a Massachusetts business trust; Huntington Asset Advisors, Inc. (the "Adviser"), a registered investment adviser; and Edgewood Services, Inc. (the "Distributor"), a New York corporation.
                             W I T N E S S E T H
      WHEREAS, the Fund is registered with the Securities and Exchange Commission ("SEC") as an open-end management investment company under the Investment Company Act of 1940 ("1940 Act") and the Fund is authorized to issue separate classes of shares of beneficial interest ("shares"), each representing an interest in a separate portfolio of assets known as a "portfolio" and each portfolio has its own investment objective, policies, and limitations; and
      WHEREAS, the Fund has engaged the Adviser, an investment adviser registered under the Investment Advisers Act of 1940 ("Advisers Act"), to provide investment advisory services, including managing the Fund pursuant to applicable diversification requirements of the Internal Revenue Code of 1986, as amended ("Code");
      WHEREAS, the Fund is available to offer shares of one or more of its portfolios to separate accounts of insurance companies that fund variable annuity contracts ("Variable Contracts") and to serve as an investment medium for Variable Contracts offered by insurance companies that have entered into participation agreements substantially similar to this agreement ("Participating Insurance Companies"), and the Fund may be made available in the future to offer shares of one or more of its portfolios to separate accounts of insurance companies that fund variable life insurance policies (at which time such policies would also be "Variable Contracts" hereunder), subject to receipt of any required relief pursuant to an exemptive order from the SEC, granting Participating Insurance Companies and variable annuity and variable life insurance separate accounts exemptions from the provisions of sections 9(a), 13(a), 15(a), and 15(b) of the 1940 Act and Rules 6e-2(b)(15) and 6e-3(T)(b)(15) thereunder, to the extent necessary to permit shares of the Fund to be sold to and held by variable annuity and variable life insurance separate accounts of life insurance companies that may or may not be affiliated with one another (hereinafter the "Mixed and Shared Funding Exemptive Order"); and
      WHEREAS, the Fund is currently comprised of ten separate portfolios and may establish other similar portfolios in the future; and
      WHEREAS, the Distributor is registered as a broker-dealer with the SEC under the Securities Exchange Act of 1934 ("1934 Act"), and is a member in good standing of the National Association of Securities Dealers, Inc. ("NASD"); and
      WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Insurer wishes to purchase shares of one or more of the Fund's portfolios on behalf of its Separate Accounts to serve as an investment medium for Variable Contracts funded by the Separate Accounts, and the Distributor is authorized to sell shares of the Fund's portfolios;
      NOW, THEREFORE, in consideration of the foregoing and the mutual promises and covenants hereinafter set forth, the parties hereby agree as follows:
ARTICLE I.     Sale of Fund Shares
      1.1 The Distributor agrees to sell to the Insurer those shares of the portfolios offered and made available by the Fund and identified on Exhibit B ("Portfolios") that the Insurer orders on behalf of its Separate Accounts, and agrees to execute such orders on each business day on which the Fund calculates its net asset value pursuant to rules of the SEC and as described in the Fund's prospectus and statement of additional information (together, the "prospectus") and on which the New York Stock Exchange is open for regular trading ("Business Day") at the net asset value next computed after receipt and acceptance by the Fund or its agent of the order for the shares of the Fund.
      1.2 The Fund agrees to make available on each Business Day shares of the Portfolios for purchase at the applicable net asset value per share by the Insurer on behalf of its Separate Accounts; provided, however, that the Board of Trustees of the Fund may refuse to sell shares of any Portfolio to any person, or suspend or terminate the offering of shares of any Portfolio, if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Trustees, acting in good faith and in light of the Trustees' fiduciary duties under applicable law, necessary in the best interests of the shareholders of any Portfolio.
      1.3 The Fund and the Distributor agree that shares of the Portfolios of the Fund will be sold only to Participating Insurance Companies, their separate accounts, and other persons consistent with each Portfolio being adequately diversified pursuant to Section 817(h) of the Code, and the regulations thereunder. No shares of any Portfolio will be sold directly to the general public to the extent not permitted by applicable tax law.
      1.4 The Fund and the Distributor will not sell shares of the Portfolios to any insurance company or separate account unless an agreement containing provisions substantially the same as the provisions in Article IV of this Agreement is in effect to govern such sales.
      1.5 Upon receipt of a request for redemption in proper form from the Insurer, the Fund agrees to redeem any full or fractional shares of the Portfolios held by the Insurer, ordinarily executing such requests on each Business Day at the net asset value next computed after receipt and acceptance by the Fund or its agent of the request for redemption, except that the Fund reserves the right to suspend the right of redemption, consistent with Section 22(e) of the 1940 Act and any rules thereunder. Such redemption shall be paid consistent with applicable rules of the SEC and procedures and policies of the Fund as described in the current registration statement.
      1.6 For purposes of Sections 1.2 and 1.5, the Insurer shall be the agent of the Fund for the limited purpose of receiving and accepting purchase and redemption orders from each Separate Account, and receipt of such orders by the close of regular trading (generally 4:00 p.m. Eastern time) on each Business Day by the Insurer shall be deemed to be receipt by the Fund for purposes of Rule 22c-1 of the 1940 Act; provided that the Insurer provides notice of such orders to the Fund on the next following Business Day by 9:00 a.m. Eastern time; provided, further, however, that the Insurer received such purchase or redemption order prior to the close of regular trading on the New York Stock Exchange on the previous Business Day. Insurer agrees to submit such orders electronically through secured trading systems as described on Exhibit C to this Agreement or, if it is unable to submit orders electronically, Insurer shall submit such orders through manual transmissions using the procedures described in Exhibit C to this Agreement.
      1.7 The Insurer agrees to purchase and redeem the shares of each Portfolio in accordance with the provisions of the current prospectus for the Fund.
      1.8 Unless otherwise specified in Exhibit C, the Insurer shall pay for shares of the Portfolio on the next Business Day after it places an order to purchase shares of the Portfolio, and payment shall be in federal funds transmitted by wire.
      1.9 Issuance and transfer of shares of the Portfolios will be by book entry only unless otherwise agreed by the Fund. Stock certificates will not be issued to the Insurer or the Separate Accounts unless otherwise agreed by the Fund. Shares ordered from the Fund will be recorded in an appropriate title for the Separate Accounts or the appropriate subaccounts of the Separate Accounts.
      1.10 Unless otherwise specified in Exhibit C, the Fund or its agent shall make available to the Insurer same day notice of any income dividends or capital gain distributions payable on the shares of the Portfolios. The Insurer hereby elects to reinvest in the Portfolio all such dividends and distributions as are payable on a Portfolio's shares and to receive such dividends and distributions in additional shares of that Portfolio. The Insurer reserves the right to revoke this election in writing and to receive all such dividends and distributions in cash. The Fund or its agent shall notify the Insurer of the number of shares so issued as payment of such dividends and distributions.
      1.11 Unless otherwise specified in Exhibit C, the Fund shall instruct its fund accountant to make available to the Insurer on each Business Day the net asset value per share for each Portfolio as soon as reasonably practical after the net asset value per share is calculated and shall use its best efforts to make such net asset value per share available by 7:00 p.m. Eastern time.
ARTICLE II.    Representations and Warranties
      2.1 The Insurer represents and warrants that it is an insurance company duly organized and in good standing under applicable law and that it is taxed as an insurance company under Subchapter L of the Code.
      2.2 The Insurer represents and warrants that it has legally and validly established each of the Separate Accounts as a separate account under the Ohio Revised Code, and that each of the Separate Accounts is a validly existing separate account under applicable federal and state law.
      2.3 The Insurer represents and warrants that the Variable Contracts issued by the Insurer or interests in the Separate Accounts under such Variable Contracts (1) are or, prior to issuance, will be registered as securities under the Securities Act of 1933 ("1933 Act") or, alternatively,
(2) are not registered because they are properly exempt from registration under the 1933 Act or will be offered exclusively in transactions that are properly exempt from registration under the 1933 Act.
      2.4 The Insurer represents and warrants that each of the Separate Accounts (1) has been registered as a unit investment trust in accordance with the provisions of the 1940 Act or, alternatively, (2) has not been registered in proper reliance upon an exclusion from registration under the 1940 Act.
      2.5 The Insurer represents that the Variable Contracts issued by the Insurer are currently treated as annuity contracts or life insurance policies (which may include modified endowment contracts), whichever is appropriate, under applicable provisions of the Code.
      2.6 The Insurer will comply with the terms of the prospectus of each Fund. If adopted by the Fund, the Insurer will use its best efforts to impose and collect Fund redemption fees in accordance with the terms set forth in each Fund's prospectus, and in accordance with applicable law. If Insurer is unable to impose or collect such redemption fees after such fees are imposed, the Insurer shall promptly notify the Fund, and, upon giving such notice, shall cease to offer the Fund until such time as the Insurer can collect such redemption fees.
      2.7 The Insurer will only forward to the Fund or its designee for purchase or redemption as of the close of trading on each Business Day Instructions it receives prior to the close of trading on such day.
      2.8 The Insurer has adopted and implemented internal controls reasonably designed to prevent Instructions received from or on behalf of the Separate Accounts on a given Business Day after the close of trading from being aggregated with the order for net purchases or net redemptions of shares for that Business Day.
      2.9 The Fund represents and warrants that it is duly organized as a business trust under the laws of the State of Massachusetts, and is in good standing under applicable law.
      2.10 The Fund represents and warrants that the shares of the Portfolios are duly authorized for issuance in accordance with applicable law and that the Fund is registered as an open-end management investment company under the 1940 Act.
      2.11 The Adviser represents and warrants that the Portfolios currently comply, and will continue to comply, with the diversification provisions of
Section 817(h) of the Code and the regulations issued thereunder relating to the diversification requirements for variable life insurance policies and variable annuity contracts.
      2.12 The Distributor represents and warrants that it is a member in good standing of the NASD and is registered as a broker-dealer with the SEC.
      2.13 The Adviser represents and warrants that it is an investment adviser registered under the Advisers Act duly organized and in good standing under applicable law.
ARTICLE III.   General Duties
      3.1 The Fund shall take all such actions as are necessary to permit the sale of the shares of each Portfolio to the Separate Accounts, including maintaining its registration as an investment company under the 1940 Act, and registering the shares of the Portfolios sold to the Separate Accounts under the 1933 Act for so long as required by applicable law. The Fund shall amend its Registration Statement filed with the SEC under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of the shares of the Portfolios. The Fund shall register and qualify the shares for sale in accordance with the laws of the various states to the extent deemed necessary by the Fund or the Distributor.
      3.2 The Fund shall make every effort to maintain qualification of each Portfolio as a Regulated Investment Company under Subchapter M of the Code (or any successor or similar provision) and shall notify the Insurer immediately upon having a reasonable basis for believing that a Portfolio has ceased to so qualify or that it might not so qualify in the future.
      3.3 The Fund and Adviser shall make every effort to ensure that each Portfolio complies with the diversification provisions of Section 817(h) of the Code and the regulations issued thereunder relating to the diversification requirements for variable life insurance policies and variable annuity contracts and any prospective amendments or other modifications to Section 817 or regulations thereunder, and shall notify the Insurer immediately upon having a reasonable basis for believing that any Portfolio has ceased to comply. The Fund shall make every effort to remedy any Portfolio's failure to comply with Section 817(h) of the Code and regulations thereunder within the time frame set forth by Section 817(h) and the regulations thereunder.
      3.4 The Insurer shall take all such actions as are necessary under applicable federal and state law to permit the sale of the Variable Contracts issued by the Insurer, including registering each Separate Account as an investment company to the extent required under the 1940 Act, and registering the Variable Contracts or interests in the Separate Accounts under the Variable Contracts to the extent required under the 1933 Act, and obtaining all necessary approvals to offer the Variable Contracts from state insurance commissioners.
      3.5 The Insurer shall make every effort to maintain the treatment of the Variable Contracts issued by the Insurer as annuity contracts or life insurance policies, whichever is appropriate, under applicable provisions of the Code, and shall notify the Fund and the Distributor immediately upon having a reasonable basis for believing that such Variable Contracts have ceased to be so treated or that they might not be so treated in the future. In that regard, the Insurer shall make every effort to remedy any Variable Contract's failure to be treated as annuity contracts or life insurance policies, as appropriate, under applicable provisions of the Code, including
Section 72 and regulations thereunder within the required time frames.
      3.6 The Insurer or its agents shall offer and sell the Variable Contracts issued by the Insurer in accordance with applicable provisions of the 1933 Act, the 1934 Act, the 1940 Act, the NASD Rules of Fair Practice, and state insurance law respecting the offering of variable life insurance policies and variable annuity contracts.
      3.7 The Distributor shall sell and distribute the shares of the Portfolios of the Fund in accordance with the applicable provisions of the 1933 Act, the 1934 Act, the 1940 Act, the NASD Rules of Fair Practice, and state law.
      3.8 During such time as the Fund engages in activities that require a Mixed and Shared Funding Exemptive Order, a majority of the Board of Trustees of the Fund shall consist of persons who are not "interested persons" of the Fund ("disinterested Trustees"), as defined by Section 2(a)(19) of the 1940 Act and the rules thereunder, and as modified by any applicable orders of the SEC, except that if this provision of this Section 3.8 is not met by reason of the death, disqualification, or bona fide resignation of any Trustee or Trustees, then the operation of this provision shall be suspended (a) for a period of 45 days if the vacancy or vacancies may be filled by the Fund's Board; (b) for a period of 60 days if a vote of shareholders is required to fill the vacancy or vacancies; or (c) for such longer period as the SEC may prescribe by rule or order upon application.
      3.9 Provided it is consistent with their fiduciary duties, the Insurer and its agents will not in any way recommend any proposal in opposition to, or oppose or interfere with, any proposal submitted by the Fund at a meeting of owners of Variable Contracts or shareholders of the Fund, and will in no way recommend any proposal in opposition to, or oppose or interfere with, the solicitation of proxies by the Fund of shares held by Contract Owners, without the prior written consent of the Fund.
      3.10 Each party hereto shall cooperate with each other party and all appropriate governmental authorities having jurisdiction (including, without limitation, the SEC, the NASD, and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

ARTICLE IV.    Potential Conflicts
      4.1 If and during the time that the Fund engages in activities that require a Mixed and Shared Funding Exemptive Order, the parties shall comply with the conditions in this Article IV.
      4.2 The Fund's Board of Trustees shall monitor the Fund for the existence of any material irreconcilable conflict (1) between the interests of owners of variable annuity contracts and variable life insurance policies, and (2) between the interests of owners of Variable Contracts ("Variable Contract Owners") issued by different Participating Life Insurance Companies that invest in the Fund. A material irreconcilable conflict may arise for a variety of reasons, including: (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretive letter, or any similar action by insurance, tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Portfolio of the Fund are being managed; (e) a difference in voting instructions given by variable annuity and variable life insurance contract owners; or (f) a decision by a Participating Insurance Company to disregard the voting instructions of Variable Contract Owners.
      4.3 The Insurer agrees that it shall report any potential or existing conflicts of which it is aware to the Fund's Board of Trustees. The Insurer will be responsible for assisting the Board of Trustees of the Fund in carrying out its responsibilities under the Mixed and Shared Funding
Exemptive Order, or, if the Fund is engaged in mixed funding or shared funding in reliance on Rule 6e-2, 6e-3(T), or any other regulation under the 1940 Act, the Insurer will be responsible for assisting the Board of Trustees of the Fund in carrying out its responsibilities under such regulation, by providing the Board with all information reasonably necessary for the Board to consider any issues raised. This includes, but is not limited to, an obligation by the Insurer to inform the Board whenever Variable Contract
Owner voting instructions are disregarded. The Insurer shall carry out its responsibility under this Section 4.3 with a view only to the interests of the Variable Contract Owners.
      4.4 The Insurer agrees that in the event that it is determined by a majority of the Board of Trustees of the Fund or a majority of the Fund's disinterested Trustees that a material irreconcilable conflict exists, the Insurer shall, at its expense and to the extent reasonably practicable (as determined by a majority of the disinterested Trustees of the Board of the
Fund), take whatever steps are necessary to remedy or eliminate the irreconcilable material conflict, up to and including: (1) withdrawing the assets allocable to some or all of the Separate Accounts from the Fund or any Portfolio and reinvesting such assets in a different investment medium, including another portfolio of the Fund, or submitting the question as to whether such segregation should be implemented to a vote of all affected Variable Contract Owners and, as appropriate, segregating the assets of any appropriate group (i.e., annuity contract owners or life insurance contract owners of contracts issued by one or more Participating Insurance Companies), that votes in favor of such segregation, or offering to the affected Variable Contract Owners the option of making such a change; and (2) establishing a new registered investment company or separate account. If a material irreconcilable conflict arises because of the Insurer's decision to disregard Variable Contract Owners' voting instructions and that decision represents a minority position or would preclude a majority vote, the Insurer shall be required, at the Fund's election, to withdraw the Separate Accounts' investment in the Fund, provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested Trustees, and no charge or penalty will be imposed as a result of such withdrawal. These responsibilities shall be carried out with a view only to the interests of the Variable Contract Owners. A majority of the disinterested Trustees of the Fund shall determine whether or not any proposed action adequately remedies any material irreconcilable conflict, but in no event will the Fund or its investment adviser or the Distributor be required to establish a new funding medium for any Variable Contract. The Insurer shall not be required by this Section 4.4 to establish a new funding medium for any Variable Contract if any offer to do so has been declined by vote of a majority of Variable Contract Owners materially adversely affected by the material irreconcilable conflict.
      4.5 The Insurer, at least annually, shall submit to the Fund's Board of Trustees such reports, materials, or data as the Board reasonably may request so that the Trustees of the Fund may fully carry out the obligations imposed upon the Board by the conditions contained in the application for the Mixed and Shared Funding Exemptive Order and said reports, materials, and data shall be submitted more frequently if deemed appropriate by the Board.
      4.6 All reports of potential or existing conflicts received by the Fund's Board of Trustees, and all Board action with regard to determining the existence of a conflict, notifying Participating Insurance Companies of a conflict, and determining whether any proposed action adequately remedies a conflict, shall be properly recorded in the minutes of the Board of Trustees of the Fund or other appropriate records, and such minutes or other records shall be made available to the SEC upon request.
      4.7 The Board of Trustees of the Fund shall promptly notify the Insurer in writing of its determination of the existence of an irreconcilable material conflict and its implications.
ARTICLE V.     Prospectuses and Proxy Statements; Voting
      5.1 The Insurer shall deliver such prospectuses, proxy statements and periodic reports of the Fund to the owners of Variable Contracts issued by the Insurer as required to be distributed to such Variable Contract Owners under applicable federal or state law. Such delivery may be accomplished through electronic means subject to the standards prescribed by the SEC.
      5.2 The Distributor shall provide the Insurer with as many copies of the current prospectus of the Fund as the Insurer may reasonably request. If requested by the Insurer in lieu thereof, the Fund shall provide such documentation (including a final copy of the Fund's prospectus as set in type or in camera-ready copy and/or in electronic form) and other assistance as is reasonably necessary in order for the Insurer to produce in printed and/or electronic form either a stand-alone document or in a combined document together with the current prospectus for the Variable Contracts issued by the Insurer and the current prospectus for the Fund, or a document combining the Fund prospectus with prospectuses of other funds in which the Variable Contracts may be invested. The Fund shall bear the proportionate expense of printing copies of its current prospectus that will be distributed to existing Variable Contract Owners (whether in a stand-alone document or in a combined document), and the Insurer shall bear the expense of printing copies of the Fund's prospectus that are used in connection with offering the Variable Contracts issued by the Insurer.
      5.3   The Fund and the Distributor shall provide, at the Fund's
expense, such copies of the Fund's current Statement of Additional
Information ("SAI") as may reasonably be requested, to the Insurer and to any owner of a Variable Contract issued by the Insurer who requests such SAI.
Such delivery may be accomplished through electronic means subject to the standards prescribed by the SEC.
      5.4   The Fund, at its expense, shall provide the Insurer with copies of its proxy statements, periodic reports to shareholders, and other communications to shareholders in such quantity as the Insurer shall reasonably require for purposes of distributing to owners of Variable Contracts issued by the Insurer. The Fund, at the Insurer's expense, shall provide the Insurer with copies of its periodic reports to shareholders and other communications to shareholders in such quantity as the Insurer shall reasonably request for use in connection with offering the Variable Contracts issued by the Insurer. If requested by the Insurer in lieu thereof, the Fund shall provide such documentation (including a final copy of the Fund's proxy statements, periodic reports to shareholders, and other communications to shareholders, as set in type or in camera-ready copy or in electronic form) and other assistance as reasonably necessary in order for the Insurer to print or electronically deliver such shareholder communications for distribution to owners of Variable Contracts issued by the Insurer.
      5.5 For so long as the SEC interprets the 1940 Act to require pass-through voting by Participating Insurance Companies whose Separate Accounts are registered as investment companies under the 1940 Act, the Insurer shall vote shares of each Portfolio of the Fund held in a Separate Account or a subaccount thereof, whether or not registered under the 1940
Act, at regular and special meetings of the Fund in accordance with instructions timely received by the Insurer (or its designated agent) from owners of Variable Contracts funded by such Separate Account or subaccount thereof having a voting interest in the Portfolio. The Insurer shall vote shares of a Portfolio of the Fund held in a Separate Account or a subaccount thereof that are attributable to the Variable Contracts as to which no timely instructions are received, as well as shares held in such Separate Account or subaccount thereof that are not attributable to the Variable Contracts and owned beneficially by the Insurer (resulting from charges against the
Variable Contracts or otherwise), in the same proportion as the votes cast by owners of the Variable Contracts funded by that Separate Account or subaccount thereof having a voting interest in the Portfolio from whom instructions have been timely received. The Insurer shall vote shares of each Portfolio of the Fund held in each separate account, if any, in the same proportion as the votes cast with respect to shares of the Portfolio held in all Separate Accounts of the Insurer or subaccounts thereof, in the aggregate.
      5.6 If and during the time as the Fund engages in activities that require a Mixed and Shared Funding Exemptive Order, the Fund shall disclose in its prospectus that (1) the Fund is intended to be a funding vehicle for variable annuity and variable life insurance contracts offered by various insurance companies, (2) material irreconcilable conflicts possibly may arise, and (3) the Board of Trustees of the Fund will monitor events in order to identify the existence of any material irreconcilable conflicts and to determine what action, if any, should be taken in response to any such conflict. The Fund hereby notifies the Insurer that prospectus disclosure may be appropriate regarding potential risks of offering shares of the Fund to separate accounts funding both variable annuity contracts and variable life insurance policies and to separate accounts funding Variable Contracts of unaffiliated life insurance companies.
ARTICLE VI.    Sales Material and Information
      6.1 Unless the parties mutually agree to alternative time frames, the Insurer shall furnish, or shall cause to be furnished, to the Fund or its designee, each piece of sales literature or other promotional material in which the Fund (or any Portfolio thereof), the Adviser or the Distributor is named at least 15 days prior to the anticipated use of such material, and no such sales literature or other promotional material shall be used unless the Fund, the Adviser and the Distributor or their designee approve the material or do not respond with comments on the material within 10 days from receipt of the material.
      6.1(a)      The Fund and the Adviser hereby consent to the
establishment by the Insurer of a link between the World Wide Web internet site of the Fund (whether it be the Fund's website or the Adviser's website containing information about the Fund) and the World Wide Web internet site of the Insurer (each, a "Web Site"). Such link may be established for the purpose of facilitating access to information made available on the Fund's
Web Site, including the Fund's prospectus, as may be amended from time to time. Any such link shall be displayed on the Insurer's Web Site in equal prominence with any other link or links that the Insurer may provide to the Web Sites of other underlying investment companies that serve as investments for the Insurer's Variable Contracts. The establishment of such link shall not relieve the Insurer of its responsibility for the delivery of the prospectuses, proxy statements, or periodic reports of the Fund as provided for in Section 5.1 hereof. The consent provided hereby shall terminate upon the termination of this Agreement as provided for in Article VI hereof. The text contained on the Insurer's Web Site related to such link shall be subject to Article VI hereof, including, without limitation, the requirement that the Insurer provide such text to the Fund for prior review in accordance with Section 6.1 hereof.
      6.2 The Insurer agrees that neither it nor any of its affiliates or agents shall give any information or make any representations or statements on behalf of the Fund and Adviser or concerning the Fund and Adviser other than the information or representations contained in the Registration Statement or prospectus for the Fund shares, as such registration statement and prospectus may be amended or supplemented from time to time, or in reports or proxy statements for the Fund, or in sales literature or other promotional material approved by the Fund or its designee and by the Distributor or its designee, except with the permission of the Fund or its designee and the Distributor or its designee.
      6.3 Unless the parties mutually agree to alternative time frames, the Fund, the Adviser and the Distributor or their designee shall furnish to the Insurer or its designee, each piece of sales literature or other promotional material in which the Insurer or its Separate Accounts are named at least 15 days prior to the anticipated use of such material, and no such material shall be used unless the Insurer or its designee approves the material or does not respond with comments on the material within 10 days from receipt of the material.
      6.4 The Fund, the Adviser and the Distributor agree that each and the affiliates and agents of each shall not give any information or make any representations on behalf of the Insurer or its affiliates, or concerning the Insurer or its affiliates, the Separate Accounts, or the Variable Contracts issued by the Insurer, other than the information or representations contained in a registration statement or prospectus for such Variable Contracts, as such registration statement and prospectus may be amended or supplemented from time to time, or in reports for the Separate Accounts or prepared for distribution to owners of such Variable Contracts, or in sales literature or other promotional material approved by the Insurer or its designee, except with the permission of the Insurer or its designee.
      6.5 The Fund will provide to the Insurer at least one complete copy of any Mixed and Shared Funding Exemptive Order, notice and exemptive application, and any amendments thereto, all prospectuses, Statements of Additional Information, reports, proxy statements and other voting solicitation materials, and all amendments and supplements to any of the above, that relate to the Fund or its shares, promptly after the filing of such document with the SEC or other regulatory authorities.
      6.6 The Insurer will provide to the Fund all prospectuses (which shall include the portions of an offering memorandum that contains information regarding the Fund, Distributor or Adviser if the Variable Contracts issued by the Insurer or interests therein are not registered under the 1933 Act), Statements of Additional Information, reports, solicitations for voting instructions relating to the Fund, and all amendments or supplements to any of the above that relate to the Variable Contracts issued by the Insurer or the Separate Accounts which utilize the Fund as an underlying investment medium, promptly after the filing of such document with the SEC or other regulatory authority.
      6.7 For purposes of this Agreement, the phrase "sales literature or other promotional material" includes, but is not limited to, advertisements (such as material published, or designed for use, in a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, computerized media, Web site or other public media), sales literature or other promotional material (i.e. any written communication distributed or made generally available to customers or the public, including brochures, circulars, information provided on a Web site, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature or other promotional material, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees.
ARTICLE VII.    Indemnification
      7.1   Indemnification by the Insurer
            7.1(a) The Insurer agrees to indemnify and hold harmless the Fund, the Distributor, the Adviser, and each of their Directors, Trustees, officers, employees and agents, and any affiliated person of the Fund, Distributor or Adviser within the meaning of Section 2(a)(3) of the 1940 Act (collectively, the "Indemnified Parties" for purposes of this Section 7.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Insurer) or litigation expenses (including reasonable legal and other expenses), to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or litigation expenses are related to the sale or acquisition of the Fund's shares or the Variable Contracts issued by the Insurer and:

                  (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus (which shall include the portions of an offering memorandum that contain information regarding the Fund, Distributor or Adviser) for the Variable Contracts issued by the Insurer or sales literature or other promotional material for such Variable Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Insurer by or on behalf of the Fund for use in the registration statement or prospectus for the Variable Contracts issued by the Insurer or sales literature or other promotional material (or any amendment or supplement) or otherwise for use in connection with the sale of such Variable Contracts or Fund shares; or

                  (ii) arise out of or as a result of any statement or
            representation (other than statements or representations contained in the registration statement, prospectus or sales literature or other promotional material of the Fund not supplied by the Insurer or persons under its control) or wrongful conduct of the Insurer or any of its affiliates, employees or agents with respect to the sale or distribution of the Variable Contracts issued by the Insurer or the Fund shares; or

                  (iii) arise out of any untrue statement or alleged untrue
            statement of a material fact contained in a registration statement, prospectus, or sales literature or other promotional material of the Fund or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon information furnished by or on behalf of the Insurer; or

                  (iv) arise out of or result from any material breach of any representation and/or warranty made by the Insurer in this Agreement or arise out of or result from any other material breach of this Agreement by the Insurer;
 except to the extent provided in Sections 7.1(b) and 7.1(c) hereof.
            7.1(b) The Insurer shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation expenses to which an Indemnified Party would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of the Indemnified Party's duties or by reason of the Indemnified Party's reckless disregard of obligations or duties under this Agreement.
            7.1(c) The Insurer shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Party shall have notified the Insurer in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Party shall have received notice of such service on any designated agent), but failure to notify the Insurer of any such claim shall not relieve the Insurer from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Insurer shall be entitled to participate, at its own expense, in the defense of such action. The Insurer also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Insurer to such party of the Insurer's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Insurer will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation. If the Insurer assumes the defense or representation of an Indemnified Party, the Insurer shall not consent or agree to any settlement without the prior approval of the Indemnified Party.
            7.1(d) The Indemnified Parties shall promptly notify the Insurer of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Fund shares or the Variable Contracts issued by the Insurer or the operation of the Fund.
      7.2   Indemnification By the Distributor
            7.2(a) The Distributor agrees to indemnify and hold harmless the Fund, the Adviser, the Insurer, and the Insurer's affiliated principal underwriter of the Variable Contracts, and each of their trustees, directors, officers, employees, and agents, and any affiliated person of the Insurer, Fund or Adviser within the meaning of Section 2(a)(3) of the 1940 Act (collectively, the "Indemnified Parties" for purposes of this Section 7.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Distributor) or litigation expenses (including reasonable legal and other expenses) to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or litigation expenses are related to the sale or acquisition of the Fund's shares or the Variable Contracts issued by the Insurer and:

                  (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus or sales literature or other promotional material of the Fund (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Distributor or the Fund or the designee of either by or on behalf of the Insurer for use in the registration statement or prospectus for the Fund or in sales literature or other promotional material (or any amendment or supplement) or otherwise for use in the registration statement or prospectus for the Fund or in sales literature or other promotional material (or any amendment or supplement) or otherwise for use in connection with the sale of the Variable Contracts issued by the Insurer or Fund shares; or

                  (ii) arise out of or as a result of any statement or
            representations (other than statements or representations contained in the registration statement, prospectus or sales literature or other promotional material for the Variable Contracts not supplied by the Distributor or any employees or agents thereof) or wrongful conduct of the Fund or Distributor, or the affiliates, employees, or agents of the Fund or the Distributor with respect to the sale or distribution of the Variable Contracts issued by the Insurer or Fund shares; or

                  (iii) arise out of any untrue statement or alleged untrue
            statement of a material fact contained in a registration statement, prospectus, or sales literature or other promotional material covering the Variable Contracts issued by the Insurer, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Insurer by or on behalf of the Fund; or

                  (iv) arise out of or result from any material breach of any representation and/or warranty made by the Distributor in this Agreement or arise out of or result from any other material breach of this Agreement by the Distributor;
except to the extent provided in Sections 7.2(b) and 7.2(c) hereof.
            7.2(b) The Distributor shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation expenses to which an Indemnified Party would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of the Indemnified Party's duties or by reason of the Indemnified Party's reckless disregard of obligations or duties under this Agreement.
            7.2(c) The Distributor shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Party shall have notified the Distributor in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Party shall have received notice of such service on any designated agent), but failure to notify the Distributor of any such claim shall not relieve the Distributor from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Distributor will be entitled to participate, at is own expense, in the defense thereof. The Distributor also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Distributor to such party of the Distributor's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Distributor will not be liable to such party under this Agreement for any legal or other expense subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation. If the Distributor assumes the defense or representation of an Indemnified Party, the Distributor shall not consent or agree to any settlement without the prior approval of the Indemnified Party.
            7.2(d) The Indemnified Parties shall promptly notify the Distributor of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Variable Contracts issued by the Insurer or the operation of the Separate Accounts.

      7.3   Indemnification by the Fund
            7.3(a) The Fund agrees to indemnify and hold harmless the Insurer, the Insurer's affiliated principal underwriter of the Variable Contracts, and each of their trustees, directors, officers, employees, and agents, and any "affiliated person" of the Insurer within the meaning of
Section 2(a)(3) of the 1940 Act (collectively, the "Indemnified Parties" for purposes of this Section 7.3) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Fund) or litigation expenses (including reasonable legal and other expenses) to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or litigation expenses are related to the sale or acquisition of the Fund's shares or the Variable Contracts issued by the Insurer and:

                  (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus or sales literature or other promotional material of the Fund (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Distributor or the Fund or the designee of either by or on behalf of the Insurer for use in the registration statement or prospectus for the Fund or in sales literature or other promotional material (or any amendment or supplement) or otherwise for use in connection with the sale of the Variable Contracts issued by the Insurer or Fund shares; or

                  (ii) arise out of or as a result of any statement or
            representation (other than statements or representations contained in the registration statement, prospectus or sales literature or other promotional material for the Variable Contracts not supplied by the Distributor or any employees or agents thereof) or wrongful conduct of the Fund, or the affiliates, employees, or agents of the Fund, with respect to the sale or distribution of the Variable Contracts issued by the Insurer or Fund shares; or

                  (iii) arise out of any untrue statement or alleged untrue
            statement of a material fact contained in a registration statement, prospectus or sales literature or other promotional material covering the Variable Contracts issued by the Insurer, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Insurer by or on behalf of the Fund; or

                  (iv) arise out of or result from any material breach of any representation and/or warranty made by the Fund in this Agreement or arise out of or result from any other material breach of this Agreement by the Fund;
except to the extent provided in Sections 7.3(b) and 7.3(c) hereof.
            7.3(b) The Fund shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation expenses to which an Indemnified Party would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of the Indemnified Party's duties or by reason of the Indemnified Party's reckless disregard of obligations or duties under this Agreement or to the Insurer.
            7.3(c) The Fund shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such party shall have notified the Fund in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Party shall have received notice of such service on any designated agent), but failure to notify the Fund of any such claim shall not relieve the Fund from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Fund will be entitled to participate, at its own expense, in the defense thereof. The Fund also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Fund to such party of the Fund's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Fund will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation. If the Fund assumes the defense or representation of an Indemnified Party, the Fund shall not consent or agree to any settlement without the prior approval of the Indemnified Party.
            7.3(d) The Insurer shall promptly notify the Fund of the commencement of any litigation or proceedings against it or any of its officers of directors in connection with the issuance or sale of the Variable Contracts issued by the Insurer or the sale of the Fund's shares.
      7.4   Indemnification By the Adviser
            7.4(a) The Adviser agrees to indemnify and hold harmless the Fund, the Distributor, the Insurer, and the Insurer's affiliated principal underwriter of the Variable Contracts, and each of their trustees, directors, officers, employees, and agents, and any affiliated person of the Insurer, Fund or Distributor within the meaning of Section 2(a)(3) of the 1940 Act (collectively, the "Indemnified Parties" for purposes of this Section 7.4) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Adviser) or litigation expenses (including reasonable legal and other expenses) to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or litigation expenses are related to the sale or acquisition of the Fund's shares or the Variable Contracts issued by the Insurer and:

                  (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact provided by the Adviser and contained in the registration statement or prospectus or sales literature or other promotional material of the Fund (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact about the Adviser required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Adviser or the Fund or the designee of either by or on behalf of the Insurer for use in the registration statement or prospectus for the Fund or in sales literature or other promotional material (or any amendment or supplement) or otherwise for use in the registration statement or prospectus for the Fund or in sales literature or other promotional material (or any amendment or supplement) or otherwise for use in connection with the sale of the Variable Contracts issued by the Insurer or Fund shares; or

                  (ii) arise out of or as a result of any statement or
            representations (other than statements or representations contained in the registration statement, prospectus or sales literature or other promotional material for the Variable Contracts not supplied by the Adviser or any employees or agents thereof) or wrongful conduct of the Adviser, or the affiliates, employees, or agents of the Adviser with respect to the sale or distribution of the Variable Contracts issued by the Insurer or Fund shares; or

                  (iii) arise out of any untrue statement or alleged untrue
            statement of a material fact contained in a registration statement, prospectus, or sales literature or other promotional material covering the Variable Contracts issued by the Insurer, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished by or on behalf of the Adviser; or

                  (iv) arise out of or result from any material breach of any representation and/or warranty made by the Adviser in this Agreement or arise out of or result from any other material breach of this Agreement by the Adviser;
except to the extent provided in Sections 7.4(b) and 7.4(c) hereof.
            7.4(b) The Adviser shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation expenses to which an Indemnified Party would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of the Indemnified Party's duties or by reason of the Indemnified Party's reckless disregard of obligations or duties under this Agreement or to the Insurer.
            7.4(c) The Adviser shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Party shall have notified the Adviser in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Party shall have received notice of such service on any designated agent), but failure to notify the Adviser of any such claim shall not relieve the Adviser from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Adviser will be entitled to participate, at is own expense, in the defense thereof. The Adviser also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Adviser to such party of the Adviser's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Adviser will not be liable to such party under this Agreement for any legal or other expense subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation. If the Adviser assumes the defense or representation of an Indemnified Party, the Adviser shall not consent or agree to any settlement without the prior approval of the Indemnified Party.
            7.4(d) The Indemnified Parties shall promptly notify the Adviser of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Variable Contracts issued by the Insurer or the operation of the Separate Accounts.
ARTICLE VIII.     Applicable Law
      8.1 This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of New York.
      8.2 This Agreement shall be subject to the provisions of the 1933, 1934, and 1940 Acts, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant (including, but not limited to, any Mixed and Shared Funding Exemptive Order), and the terms hereof shall be interpreted and construed in accordance therewith.
      8.3 This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the Code.
ARTICLE IX. Termination
      9.1   This Agreement shall terminate:
            (a) at the option of any party upon 180 days advance written notice to the other parties; or
            (b) at the option of the Insurer if shares of the Portfolios are not reasonably available to meet the requirements of the Variable Contracts issued by the Insurer, as determined by the Insurer, and upon prompt notice by the Insurer to the other parties; or
            (c) at the option of the Fund or the Distributor upon institution of formal proceedings against the Insurer or its agent by the NASD, the SEC, or any state securities or insurance department or any other regulatory body regarding the Insurer's duties under this Agreement or related to the sale of the Variable Contracts issued by the Insurer, the operation of the Separate Accounts, or the purchase of the Fund shares; or
            (d) at the option of the Insurer upon institution of formal proceedings against the Fund, the Adviser or the Distributor by the NASD, the SEC, or any state securities or insurance department or any other regulatory body; or
            (e) upon requisite vote of the Variable Contract Owners having an interest in the Separate Accounts (or any subaccounts thereof) to substitute the shares of another investment company for the corresponding shares of the Fund or a Portfolio in accordance with the terms of the Variable Contracts for which those shares had been selected or serve as the underlying investment media; or
            (f) in the event any of the shares of a Portfolio are not registered, issued or sold in accordance with applicable state and/or federal law, or such law precludes the use of such shares as the underlying investment media of the Variable Contracts issued or to be issued by the Insurer; or
            (g) by any party to the Agreement upon a determination by a majority of the Trustees of the Fund, or a majority of its disinterested Trustees, that an irreconcilable conflict, as described in Article IV hereof, exists; or
            (h) at the option of the Insurer if the Fund or a Portfolio fails to meet the requirements under Subchapter M of the Code for qualification as a Regulated Investment Company specified in Section 3.2 hereof or the diversification requirements specified in Section 3.3 hereof.
      9.2 Each party to this Agreement shall promptly notify the other parties to the Agreement of the institution against such party of any such formal proceedings as described in Sections 9.1(c) and (d) hereof. The Insurer shall give 60 days prior written notice to the Fund of the date of any proposed vote of Variable Contract Owners to replace the Fund's shares as described in Section 9.1(e) hereof.
      9.3 Except as necessary to implement Variable Contract Owner initiated transactions, or as required by state insurance laws or regulations, the Insurer shall not redeem Fund shares attributable to the Variable Contracts issued by the Insurer (as opposed to Fund shares attributable to the Insurer's assets held in the Separate Accounts), and the Insurer shall not prevent Variable Contract Owners from allocating payments to a Portfolio, until 60 days after the Insurer shall have notified the Fund or Distributor of its intention to do so.
      9.4 Notwithstanding any termination of this Agreement, the Fund and the Distributor shall at the option of the Insurer continue to make available additional shares of the Fund pursuant to the terms and conditions of this Agreement, for all Variable Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts"). Specifically, without limitation, based upon instructions from the owners of the Existing Contracts, the Separate Accounts shall be permitted to reallocate investments in the Portfolios of the Fund and redeem investments in the Portfolios, and shall be permitted to invest in the Portfolios in the event that owners of the Existing Contracts make additional purchase payments under the Existing Contracts. If this Agreement terminates, the parties agree that Sections 3.10, 7.1, 7.2, 7.3, 7.4, 8.1, 8.2, and 11.7 and, to the extent that all or a portion of the assets of the Separate Accounts continue to be invested in the Fund or any Portfolio of the Fund, Articles I, II, and IV and Sections 5.5 and 5.6 will remain in effect after termination.
ARTICLE X.  Notices
      Any notice shall be sufficiently given when sent by registered or certified mail or by facsimile duly delivered with confirmation of receipt to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.
      If to the Fund:

            Huntington VA Funds
            c/o The Huntington National Bank
            41 South High Street
            Columbus, Ohio 43287
            Attn.:      Dan Benhase, President
            Fax:  614-480-3612
            Phone:      614-480-3444

      With a copy to:

            Alyssa Albertelli, Esq.
            Ropes & Gray
            One Metro Center
            700 12th St., N.W., Suite 900
            Washington, DC  20005
            Fax:  (202) 508-4650
            Phone:      (202) 508-4667

      If to the Distributor:

            Edgewood Services, Inc.
            5800 Corporate Drive
            Pittsburgh, Pennsylvania 15237-7002
            Attn.:  Secretary
            Fax:  (412)
            Phone:  (412)

      If to the Insurer:

            Nationwide Life Insurance Company
            Nationwide Life and Annuity Company
            One Nationwide Plaza, 1-09-V3
            Columbus, Ohio 43215
            Attn: Securities Officer
            Fax: (614) 249-2112
            Phone: (614) 249-8537 or (614) 249-3244

      If to the Adviser:

            Huntington Asset Advisors, Inc.
            41 South High Street
            Columbus, Ohio 43287
            Attn.:  Randy Bateman, Chief Investment Officer
            Fax: 614-480-3612
            Phone: 614-480-4290


      With a copy to:

            Alyssa Albertelli, Esq.
            Ropes & Gray
            One Metro Center
            700 12th St., N.W., Suite 900
            Washington, DC  20005
            Fax:  (202) 508-4650
            Phone:      (202) 508-4667

ARTICLE XI: Miscellaneous
      11.1  The Fund and the Insurer agree that if and to the extent Rule
6e-2 or Rule 6e-3(T) under the 1940 Act is amended or if Rule 6e-3 is adopted in final form, to the extent applicable, the Fund and the Insurer shall each take such steps as may be necessary to comply with the Rule as amended or adopted in final form.
      11.2 A copy of the Fund's Certificate of Trust is on file with the Secretary of the Commonwealth of Massachusetts and notice is hereby given that any agreements that are executed on behalf of the Fund by any Trustee or officer of the Fund are executed in his or her capacity as Trustee or officer and not individually. The obligations of this Agreement shall only be binding upon the assets and property of the Fund and shall not be binding upon any Trustee, officer or shareholder of the Fund individually.
      11.3 Nothing in this Agreement shall impede the Fund's Trustees or shareholders of the shares of the Fund's Portfolios from exercising any of the rights provided to such Trustees or shareholders in the Fund's Agreement and Declaration of Trust, as amended, a copy of which will be provided to the Insurer upon request.
      11.4 Administrative services to Variable Contract Owners shall be the responsibility of Insurer as set forth in Exhibit D. Insurer, on behalf of its separate accounts will be the sole shareholder of record of Fund shares. Funds shall pay or cause the Adviser to pay Insurer an amount computed pursuant to Exhibit E.
      11.5(a) It is understood that the names "Edgewood," "Huntington VA Funds" or any derivative thereof or logo associated with those names (the "Marks") are the valuable property, respectively, of the Distributor and the Funds, respectively, (and their affiliates), and that the Insurer has the right to use such names (or derivatives or logos) only so long as this Agreement is in effect and the Distributor or an affiliate of the Distributor continues to serve as the principal underwriter of the Fund. Upon termination of this Agreement the Insurer shall forthwith cease to use the Marks. Insurer agrees that it shall not use the Marks in a manner that disparages or degrades the business or reputation of the Distributor, the Fund, or any of their affiliates, or that infringes, dilutes, or otherwise violates the Marks. Upon request, Insurer agrees to provide appropriate attribution of the use of the Marks (e.g., through the use of "TM" or (R) symbols, and appropriate notice regarding reservation of rights).
      11.5(b)  It is understood that the names "Huntington," "Huntington
Asset Advisors, Inc." or any derivative thereof or logo associated with those names (the "Huntington Marks") are the valuable property of the Adviser (and its affiliates), and that the Insurer has the right to use such names (or derivatives or logos) only so long as this Agreement is in effect and the Adviser or an affiliate of the Adviser continues to serve as the investment adviser of the Fund. Upon termination of this Agreement the Insurer shall forthwith cease to use the Huntington Marks. Insurer agrees that it shall not use the Huntington Marks in a manner that disparages or degrades the business or reputation of the Adviser, the Fund, or any of their affiliates, or that infringes, dilutes, or otherwise violates the Huntington Marks. Upon request, Insurer agrees to provide appropriate attribution of the use of the Huntington Marks (e.g., through the use of "TM" or (R) symbols, and appropriate notice regarding reservation of rights).
      11.6 It is understood that the name "Nationwide" or any derivative thereof or logo associated with that name (the "Nationwide Marks") is the valuable property of the Insurer and its affiliates, and that the Fund, Distributor and Adviser have the right to use such name (or derivative or logo) only so long as this Agreement is in effect. Upon termination of this Agreement the Fund, Distributor and Adviser shall forthwith cease to use the Nationwide Marks. Fund, Distributor and Adviser agree that it shall not use the Nationwide Marks in a manner that disparages or degrades the business or reputation of the Insurer or any of their affiliates, or that infringes, dilutes, or otherwise violates the Nationwide Marks. Upon request, Fund, Distributor and Adviser agree to provide appropriate attribution of the use of the Nationwide Marks (e.g., through the use of "TM" or (R) symbols, and appropriate notice regarding reservation of rights).

      11.7 The parties agree to keep confidential all information, documentation and/or data related to this Agreement, except as may be necessary to perform services under this Agreement, as required by law, a court of competent jurisdiction or other governing regulatory body, or as otherwise may be agreed to in writing by the parties. Each party agrees not to use, disclose or distribute to others any consumer non-public personal information related to this Agreement, except as necessary to perform the terms of this Agreement or as permitted or required by law. This provision shall survive the termination of this Agreement.
     11.8 Should Fund, Distributor or Adviser desire to no longer have a Fund available in a variable contract, Fund, Distributor or Adviser shall be responsible for any and all expenses incurred as a result of removing such Fund as an available investment option under the Contract. Should Insurer desire to no longer have a Fund available in a variable contract, Insurer shall be responsible for any and all expenses incurred as a result of removing such Fund as an available investment option under the Contract. Should a removal of a Fund as an available investment option be mutually desired by the parties, the parties agree to equally (or in such other proportion as they may mutually agree) share any expenses incurred as a result of removing such Fund as an available investment option. Insurer, Fund, Distributor and Adviser agree to provide reasonable advance notice of the election to remove a Fund as an available investment option in order to permit the parties to file documentation as may be required under applicable law.
      11.9 The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.
      11.10 This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.
      11.11 If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.
      11.12 No party to this Agreement may assign the Agreement except with the written consent of the other parties to the Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.


EDGEWOOD SERVICES, INC.


By:  /s/ Charles L. Davis, Jr.
   ---------------------------------
Name:       Charles L. Davis, Jr.
      ------
Title:      Vice President


HUNTINGTON VA FUNDS


By:  /s/ George M. Polatas
Name: George M. Polatas
Title:      Vice President


NATIONWIDE LIFE INSURANCE COMPANY
NATIONWIDE LIFE AND ANNUITY INSURANCE COMPANY


By:  /s/ William G. Goslee
Name: William G. Goslee
Title:      VP, Investment Management Relationships


HUNTINGTON ASSET ADVISORS, INC.


By:  /s/ B. Randolph Bateman
Name:  B. Randolph Bateman
Title:  President

                                  EXHIBIT A

                              Separate Accounts
                         Nationwide Variable Account
                        Nationwide Variable Account-II
                        Nationwide Variable Account-3
                        Nationwide Variable Account-4
                        Nationwide Variable Account-5
                        Nationwide Variable Account-6
                        Nationwide Variable Account -7
                        Nationwide Variable Account-8
                        Nationwide Variable Account-9
                        Nationwide Variable Account-10
                        Nationwide Variable Account-11
                       Nationwide Variable Account -12
                        Nationwide Variable Account-13
                         Multi-Flex Variable Account
                       Nationwide VA Separate Account-A
                       Nationwide VA Separate Account-B
                       Nationwide VA Separate Account-C
                       Nationwide VA Separate Account-D
                       Nationwide VLI Separate Account
                      Nationwide VLI Separate Account-2
                      Nationwide VLI Separate Account-3
                      Nationwide VLI Separate Account-4
                      Nationwide VLI Separate Account-5
                      Nationwide VLI Separate Account-6
                        Nationwide VL Separate Account
                       Nationwide VL Separate Account-A
                       Nationwide VL Separate Account-B
                       Nationwide VL Separate Account-C
                       Nationwide VL Separate Account-D
                        Nationwide DC Variable Account
                      Nationwide DC Variable Account-II
                            NACo Variable Account
                Nationwide Governmental Plans Variable Account
              Nationwide Governmental Plans Variable Account-II
                 Nationwide Qualified Plans Variable Account
                Nationwide Private Placement Variable Account
                           Ohio DC Variable Account

                                  EXHIBIT B


                             HUNTINGTON VA FUNDS


                       Huntington VA Income Equity Fund
                          Huntington VA Growth Fund
                     Huntington VA Dividend Capture Fund
                       Huntington VA Mid Corp. America
                        Huntington VA New Economy Fund
                     Huntington VA Rotating Markets Fund
                   Huntington VA International Equity Fund
                         Huntington VA Macro 100 Fund
                    Huntington VA Mortgage Securities Fund
                      Huntington VA Situs Small Cap Fund



                                   EXHIBIT C

Subject to the terms and conditions of this Agreement, Insurer shall be appointed to, and agrees to act, as a limited agent of Fund for the sole purpose of receiving instructions from authorized parties as defined by the Variable Contracts for the purchase and redemption of Fund shares prior to the close of regular trading each Business Day. A "Business Day" is defined in Section 1.1 of the Agreement. Except as particularly stated in this paragraph, Insurer shall have no authority to act on behalf of Fund or to incur any cost or liability on its behalf.

Until such time as Fund and Insurer are able to utilize the National Securities Clearing Corporation ("NSCC") Defined Contribution Clearing and Settlement ("DCC&S") Fund/SERV system: Fund will use its best efforts to provide to Insurer or its designated agent closing net asset value, change in net asset value, dividend or daily accrual rate information and capital gain information by 7:00 p.m. Eastern Time each Business Day. Insurer or its agent shall use this data to calculate unit values. Unit values shall be used to process the same Business Day's contract transactions. Orders derived from, and in amounts equal to, instructions received by Insurer prior to the Close of Trading on the New York Stock Exchange on any Business Day ("Day 1") shall be transmitted without modification (except for netting or aggregating such orders) to Fund by 9:00 A.M. Eastern Time on the next Business Day. Such trades will be effected at the net asset value of each Fund's shares calculated as of the Close of Trading on Day 1. Fund will not accept any order made on a conditional basis or subject to any delay or contingency. Insurer shall only place purchase orders for shares of Funds on behalf of its customers whose addresses recorded on Insurer' books are in a state or other jurisdiction in which the Funds are registered or qualified for sale, or are exempt from registration or qualification as confirmed in writing by Fund.

Until such time as Fund and Insurer are able to utilize the DCC&S Fund/SERV system, each party shall, transmit any instructions or confirmations via facsimile, and, as soon as practicable after a party's receipt of an instruction or confirmation, such party shall verify its receipt of such instruction or confirmation via telephone, and in the absence of such verification such a party to whom an instruction or confirmation is sent shall not be liable for any failure to act in accordance with such instruction or confirmation, and the sending party may not claim that such an instruction or confirmation was received by the other. Each party shall notify the other of any errors, omissions or interruptions in, or delay or unavailability as promptly as possible.

   a) For those purchase orders not transmitted via the DCC&S Fund/SERV system, Insurer shall complete payment to Fund or its designated agent in federal funds no later than 1:00 P.M. Eastern Time on the Business Day following the day on which the instructions are treated as having been received by Fund pursuant to this Agreement.

   b) For those redemption orders not transmitted via the DCC&S Fund/SERV system, Fund or its designated agent shall initiate payment in federal funds no later than 3:00 P.M. Eastern Time on the Business Day following the day on which the instructions are treated as having been received by Fund pursuant to this Agreement.

At such time as Fund and Insurer are able to transmit information via the NSCC's DCC&S Fund/SERV System:

   a) Orders derived from, and in amounts equal to, instructions received by Insurer prior to the Close of Trading on Day 1 shall be transmitted without modification (except for netting and aggregation of such orders) via the NSCC's DCC&S Fund/SERV system to Fund no later than 5:00 A.M. Eastern Time on the Next Business Day. Such trades will be effected at the net asset value of each Fund's shares calculated as of the Close of Trading on Day 1.

   b) Fund and Insurer mutually agree there may be instances when orders received prior to the Close of Trading on the previous Business Day shall be transmitted to Fund via facsimile no later than 9:00 A.M. Eastern Time on the next Business Day rather than through the DCC&S Fund/SERV system. In such instances, such orders, which shall only include orders received prior to the Close of Trading on the previous Business Day, shall be transmitted to Fund via facsimile no later than 9:00 A.M. Eastern Time on the next Business Day.

   c) With respect to purchase and redemption orders received by Fund on any Business Day for any Fund, within the time limits set forth in this Agreement, settlement shall occur consistent with the requirements of DCC&S Fund/SERV system.

At such time as Fund and Insurer are able to transmit information via the DCC&S Fund/SERV system: Fund or its designated agent shall send to Insurer, via the DCC&S Fund/SERV system, verification of net purchase or redemption orders or notification of the rejection of such orders ("Confirmations ") on each Business Day for which Insurer has transmitted such orders. Such confirmations shall include the total number of shares of each Fund held by Insurer following such net purchase or redemption. Fund, or its designated agent, shall use its best efforts to submit in a timely manner, such confirmations to the DCC&S Fund/SERV system in order for Insurer to receive such confirmations no later than 11:00 A.M. Eastern Time the next Business Day. Fund or its designated agent will transmit to Insurer via DCC&S NETWORKING system those Networking activity files reflecting account activity. In addition, within five (5) Business Days after the end of each month, Fund or its affiliate will make available to Insurer a statement of account which shall confirm all transactions made during that particular month in the account.

DOCUMENTS AND OTHER MATERIALS

DOCUMENTS PROVIDED BY INSURER

Insurer agrees to provide Fund, upon written request, any reports indicating the number of shareholders that hold interests in the Funds and such other information (including books and records) that Fund may reasonably request or as may be necessary or advisable to enable it to comply with any law, regulation or order.

DOCUMENTS PROVIDED BY FUND

Within five (5) Business Days after the end of each calendar month, Fund, Distributor, or Adviser shall make available to Insurer, or its designee, a monthly statement of account, which shall confirm all transactions made during that particular month.

Fund, Distributor, or Adviser shall promptly provide Insurer, or cause Insurer to be provided with, a reasonable quantity of the Funds' prospectuses, Statements of Additional Information and any supplements thereto.

                                  EXHIBIT D

                         Services Provided by Insurer

Pursuant to the Agreement, Insurer shall perform all administrative and shareholder services with respect to the Variable Contracts and plans, including but not limited to, the following:
1. Maintaining separate records for each Variable Contract owner and each plan, which shall reflect the Fund shares purchased and redeemed and Fund share balances of such Variable Contract owners and plans. Insurer will maintain accounts with each Fund on behalf of Variable Contract owners and plans, and such account shall be in the name of Insurer (or its nominee) as the record owner of shares owned by such Variable Contract owners and plans.
2. Disbursing or crediting to contract owners and plans all proceeds of redemptions of shares of the Funds and all dividends and other distributions not reinvested in shares of the Funds.
3. Preparing and transmitting to Variable Contract owners and plans, as required by law, periodic statements showing the total number of shares owned as of the statement closing date, purchases and redemptions of Fund shares during the period covered by the statement and the dividends and other distributions paid during the statement period (whether paid in cash or reinvested in Fund shares), and such other information as may be required, from time to time, by Variable Contract owners and plans.
4. Supporting and responding to service inquires from Variable Contract owners and plans.
5. Maintaining and preserving all records required by law to be maintained and preserved in connection with providing the services for Variable Contract owners and plans.
6. Generating written confirmations and quarterly statements to Variable Contract owners and plan participants.
7. Distributing to Variable Contract owners and plans, to the extent required by applicable law, Funds' prospectuses, proxy materials, periodic fund reports to shareholders and other materials that the Funds are required by law or otherwise to provide to their shareholders or prospective shareholders.
8. Transmitting purchase and redemption orders to the Funds on behalf of the Variable Contract owners and plans.


                                  EXHIBIT E

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                      Funds                           Basis Points Per Annum
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Huntington VA Income Equity Fund                  25 bps
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Huntington VA Growth Fund                         25 bps
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Huntington VA Dividend Capture Fund               25 bps
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Huntington VA Mid Corp. America                   25 bps
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Huntington VA New Economy Fund                    25 bps
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Huntington VA Rotating Markets Fund               25 bps
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Huntington VA International Equity Fund           25 bps
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Huntington VA Macro 100 Fund                      25 bps
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Huntington VA Mortgage Securities Fund            25 bps
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Huntington VA Situs Small Cap Fund                25 bps
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